                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.)

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                           APEX MORTGAGE CAPITAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                  [LOGO] APEX
                                          MORTGAGE
                                          CAPITAL, INC.
                                          ---------------


                                    NOTICE OF
                                 ANNUAL MEETING
                                 OF SHAREHOLDERS
                                       AND
                                 PROXY STATEMENT


                         ANNUAL MEETING OF SHAREHOLDERS
                                  JUNE 19, 2001

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON JUNE 19, 2001



To the Holders of Shares of Common Stock of Apex Mortgage Capital, Inc.:

         The 2001 Annual Meeting of Shareholders of Apex Mortgage Capital, Inc. will be held on June 19, 2001 at The Wilshire Grand Hotel, located at 930 Wilshire Boulevard, Los Angeles, California 90017 at 9:00 a.m. Pacific Time, for the following purposes:

       o To elect two directors to hold office for a term of three years, or until their successors are elected and qualified.

       o To ratify the appointment of Deloitte & Touche LLP, independent public accountants, as auditors for the current year; and

       o To take action on other business that may properly come before the meeting.

         To assure your representation at the meeting, please mark, sign and date your proxy card and return it in the envelope provided after reading the accompanying proxy statement.

                                             MICHAEL E. CAHILL
                                             SECRETARY




Los Angeles, California
April 30, 2001




                             YOUR VOTE IS IMPORTANT.

                      PLEASE PROMPTLY DATE, SIGN AND RETURN
                      YOUR PROXY IN THE ENCLOSED ENVELOPE.

April 30, 2001
                                 PROXY STATEMENT

                       FOR ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 19, 2001

                                 --------------

                               GENERAL INFORMATION

         This proxy statement and accompanying proxy card are being mailed to shareholders beginning on or about May 11, 2001 in connection with the solicitation of proxy cards by the Board of Directors of Apex Mortgage Capital, Inc. (hereinafter referred to as the "Company") for use at the 2001 Annual Meeting of Shareholders. The principal office of the Company is located at 865 South Figueroa Street, Los Angeles, California 90017.

         Holders of record of Company common stock at the close of business on April 30, 2001 are entitled to notice of and to vote at the meeting. At the close of business on April 19, 2001 there were 5,753,000 shares of common stock outstanding, each of which entitles its holder to one vote. Cumulative voting is not allowed.

         THE BOARD OF DIRECTORS SOLICITS AND RECOMMENDS YOUR EXECUTION OF THE ENCLOSED PROXY CARD. You may revoke your proxy card at any time prior to it being used at the meeting by submission of a later proxy, giving notice in writing to the Secretary of the Company or voting in person.

         Shares for which a properly signed proxy card is received will be represented at the Annual Meeting and will be voted as instructed on the proxy card. Shareholders are urged to specify their choices by marking an "X" in the appropriate box on the proxy card. If no choices are specified, the shares represented will be voted as recommended by your Board of Directors.

         The presence at the Annual Meeting, in person or by proxy, of a majority of the shares of the Company's common stock issued and outstanding as of April 30, 2001, will constitute a quorum. A quorum is necessary for the transaction of business at the Annual Meeting. The Company will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as not voting for purposes of any matter submitted to the shareholders for a vote. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will be treated as abstentions with respect to that matter. Shares represented by improperly marked proxy cards will be treated as abstentions.

         Once a quorum is present, a majority of the votes cast at the Annual Meeting is sufficient to take or authorize action upon any matter which may properly come before the meeting and a plurality of all the votes cast at the meeting is sufficient to elect a director.

         Votes cast at the Annual Meeting will be tabulated by the persons appointed by the Company to act as inspectors of election for the Annual Meeting.

         The enclosed proxy is solicited by the Board of Directors of the Company. The cost of the solicitation will be borne by the Company. Proxy solicitations will be made by mail, and may also be made by personal interview, telephone, facsimile transmission and telegram on behalf of the Company by directors and officers of the Company. Banks, brokerage houses, nominees and other fiduciaries will be requested to forward the proxy soliciting materials to the beneficial owners and obtain authorization for the execution of proxies. The Company may reimburse brokers, banks and other fiduciaries for postage and reasonable expenses incurred by them in the forwarding of proxy material to beneficial owners of stock. The Company will not engage an outside firm to solicit proxies.

                        PROPOSAL 1: ELECTION OF DIRECTORS

         The Board of Directors is divided into three classes. The present term for the Class III directors expires at the Annual Meeting, and the present terms for the Class I and Class II directors expire at the annual meetings of shareholders to be held in 2002 and 2003, respectively. Each director holds such office until his or her successor is duly elected or qualified.

         Two Class III directors are to be elected at the Annual Meeting to hold office until the Annual Meeting of Stockholders in 2004 and until their respective successors are duly elected and qualified. The Board of Directors has nominated John A. Gavin and Marc I. Stern to continue to serve as Class II directors (the "Nominees"). Each of the Nominees is currently serving as a director of the Company. The Board of Directors anticipates that each Nominee will serve, if elected, as a director. However, if any person nominated by the Board of Directors is unable to serve, the proxy confers upon the holders thereof discretionary authority to vote for the election of such other person or persons as the Board of Directors may recommend.

         YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES. PROXIES RECEIVED WILL BE VOTED FOR EACH OF THE NOMINEES UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THE PROXY.

                       PROPOSAL 2: APPOINTMENT OF AUDITORS

         Deloitte & Touche LLP, independent public accountants, have been appointed as auditors by the Board of Directors of the Company to examine the books and accounts of the Company for the year ending December 31, 2001. A representative of Deloitte & Touche LLP is expected to attend the Annual Meeting. This representative will have the opportunity to make a statement and is expected to be available to respond to appropriate questions raised at the meeting. At the Annual Meeting, shareholders will be asked to vote for or against ratification of the Board of Directors appointment of Deloitte & Touche LLP.

         YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS ITEM. PROXIES RECEIVED WILL BE VOTED FOR THIS ITEM UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THE PROXY.

                                 OTHER BUSINESS

         Management does not intend to present and does not know that others will present any other items of business at the Annual Meeting. However, if any other matters properly come before the meeting, the appointed Proxies will vote in their discretion.

                        DIRECTORS AND EXECUTIVE OFFICERS

CLASS I DIRECTORS

         JOHN C. ARGUE, 69, has been an unaffiliated director of the Company and a member of its Audit Committee since December 1997. Mr. Argue is Chairman of the Rose Hills Foundation (since 1996) and the Amateur Athletic Foundation (since 1995). From 1990 to 1999 Mr. Argue was Of Counsel to the law firm of Argue Pearson Harbison & Myers. Mr. Argue is also a Director of Avery Dennison Corporation, Nationwide Health Properties Inc., the TCW Galileo Family of Funds and TCW Convertible Securities Fund, Inc.

          CARL C. GREGORY, III, 56, has been an unaffiliated director of the Company and a member of its Audit Committee since December 1997. Since May 2000, Mr. Gregory has been President and Chief Executive Officer of MCM Capital Group, Inc. From January 1998 until May 2000, he was Chairman and Chief Executive Officer of West Capital Financial Services Corp. From January 1996 through 1997, he was Managing Partner of American Western Partners. Mr. Gregory has also been a Director of Pacific Gulf Properties, Inc. since 1997. Mr. Gregory received a B.A. degree in Accounting from Southern Methodist University and an M.B.A. degree in Finance from the University of Southern California.

          JEFFREY E. GUNDLACH, 41, is Chief Investment Officer, Vice Chairman and has been an affiliated director of the Company since October 1997. Mr. Gundlach is a Group Managing Director of TCW Investment Management Company (the "Manager"), and of certain affiliates of the Manager. Mr. Gundlach has been with The TCW Group, Inc. and its subsidiaries and affiliates ("TCW") since 1985. Previously, Mr. Gundlach was employed by Transamerica Corporation's Property/Casualty Insurance division, where he was a Senior Loss Reserve Analyst responsible for investment discount and funding strategies. Mr. Gundlach is also a member of TCW's mortgage backed securities group. Mr. Gundlach is a graduate of Dartmouth College, holding B.A. degrees in Mathematics and Philosophy (summa cum laude). He also attended Yale University as a Ph.D. candidate in Mathematics.

CLASS II DIRECTORS

          PETER G. ALLEN, 42, has been an unaffiliated director of the Company and a member of its Audit Committee since December 1997. He is also Chairman of its Compensation Committee. Mr. Allen is Chairman of ForMyCause.com, Inc. Previously, Mr. Allen was an investment banker for Credit Suisse First Boston as a Managing Director and co-head of their West Coast office from October, 1998 through December, 1999. Previously, he worked at Morgan Stanley & Co. Incorporated for 15 years through January, 1997, where he was the Managing Director responsible for the firm's investment banking operations in the southwestern United States. During his tenure at Morgan Stanley, Mr. Allen advised a number of companies in a wide variety of strategic and financial transactions. Mr. Allen was also the Managing Partner at Chartwell Partners from January 1997 through July 1997. Mr. Allen received his B.A. degree in Economics (summa cum laude) from Yale University in 1980 and his M.B.A. degree from Stanford University in 1984.

          PHILIP A. BARACH, 48, is President, Chief Executive Officer and has been an affiliated director of the Company since October 1997. Mr. Barach is also a Group Managing Director and Chief Investment Officer of Investment Grade Fixed Income of the Manager and certain of its affiliates. Mr. Barach is a member of TCW's mortgage backed securities group. Mr. Barach joined TCW in 1987 after being employed by Sun Life Insurance Company, where he was Senior Vice President and Chief of Investments. Previously, Mr. Barach served as head of Fixed Income Investments for the State of California Retirement System. Mr. Barach attended the Hebrew University of Jerusalem, where he received a B.A. degree in International Relations and an M.B.A. degree in Finance.

CLASS III DIRECTORS

          THE HON. JOHN A. GAVIN, 70, has been an unaffiliated director of the Company and a member of its Audit Committee since December 1997. Mr. Gavin is founder and, since 1968, chairman of Gamma Holdings, an international capital and consulting firm. He is a member of the Latin America Strategy Board of Hicks, Muse, Tate & Furst. Mr. Gavin is a member of the board of directors of International Wire Group and KKCF, Inc. Mr. Gavin is also a trustee and director of certain Merrill Lynch mutual funds. From 1981 to 1986, Mr. Gavin was the United States Ambassador to Mexico. Mr. Gavin graduated from Stanford University with a degree in Economic History of Latin America.

          MARC I. STERN, 57, is Chairman and has been an affiliated director of the Company since September 1997. Mr. Stern is Chairman of the Board of Directors of the Manager, Vice Chairman of the Board of Directors of TCW Asset Management Company and Trust Company of the West, Mr. Stern is also President of The TCW Group, Inc. and Chairman of the TCW Galileo Family of Funds. Mr. Stern joined TCW in 1990. Previously, Mr. Stern was President of SunAmerica, Inc., Managing Director and Chief Administrative Officer of the Henley Group, Inc. and Senior Vice President of Allied-Signal, Inc. and related entities. Mr. Stern is also Director of Qualcomm, Inc. and the Los Angeles Music Center Opera, and a member of the Board of Trustees of The Salk Institute and Dickinson College. Mr. Stern received a B.A. degree from Dickinson College, an M.A. degree from the Columbia University School of Public Law and Government, and a J.D. degree from the Columbia University School of Law.

BIOGRAPHICAL INFORMATION REGARDING EACH EXECUTIVE OFFICER WHO IS NOT A DIRECTOR IS SET FORTH BELOW:

         DANIEL K. OSBORNE, 36, has been Executive Vice President, Chief Operating Officer and Chief Financial Officer of the Company since September 1997. Mr. Osborne is also a Managing Director of the Manager and certain of its affiliates. Mr. Osborne joined TCW in 1994 as part of its mortgage backed securities group, managing fixed income mutual funds. Prior to joining TCW, from 1992 to 1994, Mr. Osborne was a Vice President of ASR, LC

Investments Corporation ("ASR"), a publicly held REIT investing in mortgage assets. At ASR, Mr. Osborne was responsible for asset/liability management and the supervision and preparation of public reporting. Prior to his employment with ASR, Mr. Osborne was a Certified Public Accountant in the state of Arizona with Deloitte & Touche LLP specializing in REITs, mortgage securities and publicly held companies. He holds a B.S. degree in Accounting from Arizona State University.

         DAVID S. DEVITO, 38, has been Controller of the Company since March, 1999. Mr. DeVito is also a Managing Director and the Chief Financial Officer of the Manager and certain of its affiliates. Prior to joining TCW in 1993, Mr. DeVito was a Senior Manager with Deloitte & Touche LLP, specializing in serving the investment management and securities broker/dealer industries. He received his B.A. in Business Economics from the University of California at Los Angeles and is a Certified Public Accountant in the state of California. He is also a member of the American Institute of Certified Public Accountants and the California Society of Certified Public Accountants.

          JOSEPH J. GALLIGAN, 42, has been Senior Vice President of the Company since September 1997. Mr. Galligan is a Managing Director of the Manager and certain of its affiliates. Prior to joining TCW in 1991, Mr. Galligan was a Vice President at Smith Barney in the Mortgage-Backed Specialist Group. Prior to that, he spent five years at First Boston as Vice President in the same area. In addition, Mr. Galligan spent over three years at Scudder Stevens & Clark as a Portfolio Manager/Trader. He holds a B.S. degree in Economics with a concentration in Finance from the Wharton School of Business at the University of Pennsylvania. Mr. Galligan is a Chartered Financial Analyst.

          MICHAEL E. CAHILL, 50, has been Secretary of the Company since September 1997. Mr. Cahill is a Managing Director and General Counsel of the Manager and certain of its affiliates. Prior to joining TCW in 1991, Mr. Cahill was Senior Vice President and General Counsel of Act III Communications. Previously, he was in private law practice with O'Melveny & Myers and, prior to that, with Shenas, Robbins, Shenas & Shaw in San Diego. He is a member of the State Bar of California and of the Province of Ontario and is admitted to various courts, including the U.S. Supreme Court. Mr. Cahill holds B.A. degrees in Mathematics and Philosophy from Bishops University, Quebec, an LL.M. degree from Harvard University and an LL.B. degree from Osgoode Hall Law School, York University, Toronto.

          PHILIP K. HOLL, 51 has been Assistant Secretary of the Company since December 1997. Mr. Holl joined TCW in 1994 and is Senior Vice President and Associate General Counsel of the Manager and certain of its affiliates. Prior to joining TCW, Mr. Holl was General Counsel and Secretary to The Reserve Group of Mutual Funds (New York). Mr. Holl received a B.A. in Economics from Rutgers College, a J.D. from the Rutgers University School of Law (Camden) and a LL.M. from the New York University School of Law.

                    THE BOARD OF DIRECTORS AND ITS COMMITTEES

BOARD OF DIRECTORS

         The Company is managed by a Board of Directors composed of seven members, a majority of whom are independent of the Company's management. The Board of Directors met three times in 2000. The Board of Directors has an Audit Committee and a Compensation Committee. Except as described below, during the fiscal year ended December 31, 2000, all directors attended at least 75% of the aggregate of (i) the meetings of the Board of Directors, and (ii) the committees on which they served, that were held during the period for which they were a director or committee member, respectively. Mr. Allen, however, attended two of the three Board of Director meetings.

AUDIT COMMITTEE

          The Board of Directors' Audit Committee consists of Messrs. Allen, Argue, Gavin and Gregory. Mr. Gavin serves as the Audit Committee's Chairman. The Audit Committee makes recommendations concerning the appointment of independent public accountants. The Audit Committee also reviews the Company's financial statements and meets with management, financial personnel and the independent public accountants to consider the adequacy of the internal controls of the Company. The Audit Committee met once in 2000.

INDEPENDENT AUDITOR - SERVICES AND FEES

         Aggregate fees billed to the Company for the fiscal year ending December 31, 2000 by the Company's principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatso, and affiliates:

         Audit Fees                                         $75,000
         All Other Fees (tax services)                      $22,000

                                                            ------------------
            Total Fees                                      $97,000

         The Audit Committee of the Board of Directors has considered the nature of the non-audit services rendered by the independent auditor and does not consider them incompatible with the auditor's independence.

COMPENSATION COMMITTEE

         The Board of Directors' Compensation Committee is comprised entirely of directors independent of the Company's management and consists of Messrs. Allen, Argue, Gavin and Gregory. Mr. Allen serves as the Compensation Committee's Chairman. The Compensation Committee's primary duty is to administer the Company's Stock Option Plan. No interlocking relationship exists between the Company's Board of Directors or officers responsible for compensation decisions and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past. The Compensation Committee met once in 2000.

NOMINATING COMMITTEE

         The Board of Directors does not have a standing nominating committee.

COMPENSATION OF DIRECTORS

         The Company pays an annual director's fee to each unaffiliated director of $10,000, a fee of $1,250 for each meeting of the Board of Directors attended by each unaffiliated director and reimbursement of costs and expenses of all directors for attending such meetings. The Company does not separately compensate affiliated directors.

                    BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers, and holders of more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such officers, directors and 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of such forms that it received, or written representations from reporting persons that no Form 5's were required for such persons, to the Company's knowledge, during our last fiscal year, all Section 16(a) filing requirements were satisfied on a timely basis.

                             EXECUTIVE COMPENSATION

         The following table discloses compensation received by the Company's Chief Executive Officer and the four remaining most highly paid executive officers for each of the three fiscal years ended December 31 since the Company's inception.

                                         SUMMARY COMPENSATION TABLE (1)

                                               ANNUAL COMPENSATION                  LONG TERM COMPENSATION
                                         ------------------------------         -----------------------------
                                                                                    AWARDS          PAYOUTS
                                                                                --------------   ------------
                                                                                          NUMBER OF
                                                                                          SECURITIES
                                                                              RESTRICTED  UNDERLYING
                                                               OTHER ANNUAL   STOCK       OPTIONS     LTIP        ALL OTHER
 NAME AND PRINCIPAL POSITION    YEAR   SALARY($)   BONUS($)    COMPENSATION2  AWARDS ($)     (#)      PAYOUTS    COMPENSATION
 ---------------------------    ----   ---------   --------    -------------  ----------     ---      -------    ------------
Philip A. Barach                1997      --          --            --           --        40,000       --           --
   President &                  1998      --          --            --           --        26,000       --           --
   Chief Executive Officer      1999      --          --          $40,560        --          --         --           --
                                2000      --          --          $42,120        --        55,000       --           --

Jeffrey E. Gundlach             1997      --          --            --           --        40,000       --           --
  Chief Investment Officer      1998      --          --            --           --        26,000       --           --
                                1999      --          --          40,560         --          --         --           --
                                2000                              42,120         --        55,000       --           --

Daniel K. Osborne               1997      --          --            --           --        35,000       --           --
   Executive Vice President,    1998      --          --            --           --        26,000       --           --
   Chief Operating Officer      1999      --          --          40,560         --          --         --           --
   and Chief Financial Officer  2000                              42,120                   55,000       --           --

Joseph J. Galligan              1997      --          --            --           --        25,000       --           --
   Senior Vice President        1998      --          --            --           --        16,000       --           --
                                1999      --          --          24,960         --          --         --           --
                                2000      --          --          25,920         --        34,000       --           --

Michael E. Cahill               1997      --          --            --           --        15,000       --           --
   Secretary                    1998      --          --            --           --         7,000       --           --
                                1999      --          --          10,920         --          --         --           --
                                2000      --          --          11,340         --        18,000       --           --

------------
1 The officers of the Company are separately compensated by the Manager for certain of their duties performed on behalf of the Company.

2 The options granted during 1998 included dividend equivalent rights ("DERs") which enable the option recipient to receive an amount equal to any dividends declared and paid by the Company on each underlying share. DERs of $1.56 and $1.62 per share were received during 1999 and 2000, respectively, and are included in this table as "Other Annual Compensation".

STOCK OPTIONS GRANTED

The following table represents the total number of stock options granted to executive officers of the Company during the year ended December 31, 2000.


            STOCK OPTIONS GRANTED DURING YEAR ENDED DECEMBER 31, 2000

                                                                                       POTENTIAL REALIZABLE
                            NUMBER OF     PERCENT OF                                     VALUE AT ASSUMED
                           SECURITIES       TOTAL                                      ANNUAL RATES OF STOCK
                           UNDERLYING      OPTIONS       EXERCISE                     PRICE APPRECIATION FOR
                             OPTIONS      GRANTED TO    PRICE (2)      EXPIRATION         OPTION TERM (3)
          NAME             GRANTED (1)    EMPLOYEES      $/SHARE          DATE             5%($)     10%($)
          ----             -----------    ---------      -------          ----             -----     ------
Philip A. Barach             55,000          21%          $6.98         12/14/10          $241,433   $611,838
Jeffrey E. Gundlach          55,000          21%          $6.98         12/14/10          $241,433   $611,838
Daniel K. Osborne            55,000          21%          $6.98         12/14/10          $241,433   $611,838
Joseph J. Galligan           34,000          13%          $6.98         12/14/10          $149,249   $378,227
Michael E. Cahill            18,000           7%          $6.98         12/14/10          $ 79,014   $200,238

------------------

(1) The options were granted on December 14, 2000 and are exercisable in two annual installments starting 12 months after the date of grant.

(2) The exercise price and tax withholding obligations incurred upon exercise of the options may be paid by the option holder by delivering already owned shares of Company Common Stock, including those which are issuable upon exercise of the options.

(3) The dollar amounts under these columns are the resulting calculations at 5% and 10% compounded annual rates set by the SEC, and therefore are not intended to forecast future appreciation, if any, in the price of common stock.

OPTIONS EXERCISED AND YEAR END HOLDINGS

         The following table represents the total number of stock options exercised by executive officers of the Company during the year ended December 31, 2000, and the value of unexercised options held by executive officers of the Company as of December 31, 2000.

         Aggregated Option Exercises in 2000 and

                         DECEMBER 31, 2000 OPTION VALUES

                                                                           NUMBER OF
                                                                          SECURITIES                   VALUE OF
                                                                          UNDERLYING                  UNEXERCISED
                                                                          UNEXERCISED                IN-THE-MONEY
                                                                           OPTIONS AT                 OPTIONS AT
                                                                      DECEMBER 31, 2000(#)       DECEMBER 31, 2000($)
                                SHARES
                              ACQUIRED ON                                EXERCISABLE/                EXERCISABLE/
          NAME               EXERCISE (#)     VALUE REALIZED ($)         UNEXERCISABLE              UNEXERCISABLE
          ----               ------------     ------------------         -------------              -------------

Philip A. Barach......        None Exercised          0                  52,666/68,334                   0/01
Jeffrey E. Gundlach...        None Exercised          0                  52,666/68,334                   0/01
Daniel K. Osborne.....        None Exercised          0                  49,333/66,666                   0/01
Joseph J. Galligan....        None Exercised          0                  32,666/42,334                   0/01
Michael E. Cahill.....        None Exercised          0                  17,000/23,000                   0/01

-----------------
1 The Company's Common Stock as of December 31, 2000 traded at a value less than the options' exercise price; the reported options are therefore not in-the-money options.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The Company has been informed that as of the dates indicated the following persons were beneficial owners of more than 5% of the Company's Common Stock.

             Name and Address of        Number of Shares BENEFICIALLY         Percent of Voting
               Beneficial Owner                 Owned / as of              Securities Outstanding (1)
             --------------------               -------------              -----------------------
         The TCW Group, Inc.               294,667 / Dec. 31, 2000                  5.12%
         865 South Figueroa Street
         Los Angeles, CA 900172

-----------------

1 Based on 5,753,000 shares of common stock issued and outstanding as of April 19, 2001.

2 This information was obtained from a Schedule 13G filing made by The TCW Group, Inc. and Robert Day (the "Reporting Persons") on February 14, 2001 regarding the Reporting Persons' ownership of the Company's Common Stock as of December 31, 2000. No change was reported in the ownership of the Company's Common Stock as of December 31, 1999. The TCW Group, Inc. reported sole voting and dispositive power of no shares of the Company's Common Stock, and shared voting and dispositive power of 294,667 shares of the Company's Common Stock owned by TCW Capital Investment Corporation, a subsidiary of The TCW Group, Inc. Robert Day reported sole voting and dispositive power of 51,666 shares of the Company's Common Stock, and shared voting and dispositive power of the 294,667 shares reported by The TCW Group, Inc. Robert Day's ownership position, including the double-counted shares, was reported as 6.0% of the voting securities outstanding.

         The following table shows shares of Common Stock beneficially owned as of April 19, 2001 by all Directors, Executive Officers and all Directors and Officers as a group.


              Name of                   Number of Shares                  Percent of Voting
         Beneficial Owner*             Beneficially Owned              Securities Outstanding1
    --------------------------         ------------------              -----------------------
    Peter G. Allen                           47,000 2                            0.76%
    John C. Argue                            38,850 2                            0.63%
    Philip A. Barach                        136,000 3                            2.19%
    Michael E. Cahill                        22,000 4                            0.35%
    Joseph J. Galligan                       46,000 5                            0.74%
    John A. Gavin                            37,000 2                            0.60%
    Carl C. Gregory, III                     44,500 2                            0.72%
    Jeffrey E. Gundlach                      96,000 3                            1.55%
    Daniel K. Osborne                        91,000 6                            1.47%
    Marc I. Stern                            66,166 7                            1.07%
    All Directors and Officers              624,516 8                           10.07%
    as a Group

-----------------

* Unless otherwise indicated, the address for the individuals in this table is c/o Apex Mortgage Capital, Inc. at 865 South Figueroa Street, Los Angeles, California 90017.
1 Based on 5,753,000 shares of Common Stock issued and outstanding as of April
  19, 2000 plus any shares issuable upon the Beneficial Owner's (or Owners') exercise of vested options.
2 Includes 37,000 shares of Common Stock issuable upon the exercise of vested options.
3 Includes 66,000 shares of Common Stock issuable upon the exercise of vested options.
4 Includes 22,000 shares of Common Stock issuable upon the exercise of vested options.
5 Includes 41,000 shares of Common Stock issuable upon the exercise of vested options.
6 Includes 61,000 shares of Common Stock issuable upon the exercise of vested options.
7 Includes 42,000 shares of Common Stock issuable upon the exercise of vested options.
8 Includes 446,000 shares of Common Stock issuable upon the exercise of vested options.


                     REPORT FROM THE COMPENSATION COMMITTEE

         Because the Company does not pay direct compensation to its officers, the Compensation Committee's primary duty is to administer the Company's Stock Option Plan. During 2000, the Compensation Committee granted stock options to the following officers and directors of the Company: Peter G. Allen (13,000), John C. Argue (13,000), Philip A. Barach (55,000), Michael E. Cahill (18,000), Joseph J. Galligan (34,000), John A. Gavin (13,000), Carl C. Gregory, III (13,000), Jeffrey E. Gundlach (55,000), Philip K. Holl (18,000), Daniel K. Osborne (55,000), and Marc I. Stern (18,000). As to those options granted to the Compensation Committee, their grant was approved unanimously by the Board of Directors, including those members not on the Compensation Committee. The options were granted on December 14, 2000 and are exercisable in two equal annual installments starting 12 months after grant.

         The philosophy behind the Compensation's Committee's compensation program is to attract, retain and motivate skilled and talented executives, and align their compensation with the Company's performance. The Committee's objective has been to utilize equity-based compensation to provide appropriate incentives for the officers and directors to achieve the business objectives of the Company. The Committee believes that stock options are an important means to link the interests of officers and directors with shareholders and to encourage management to adopt a longer-term perspective. In determining the appropriate level of stock options, the Compensation Committee reviewed the option grants and other compensation levels established by similar real estate investment trusts.

       Section 162(m) of the International Revenue Code provides that compensation paid to a public company's chief executive officer and its four other highest paid executive officers in tax years 1994 and thereafter in excess of $1 million is not deductible unless such compensation is paid only upon the achievement of objective performance goals where certain procedural requirements have been satisfied. Alternatively, such compensation may be deferred until the executive is no longer a covered person under Section 162(m). Based on fiscal year 2000 compensation levels, no such limits on the deductibility of compensation applied to any officer of our Company.

                                             The Compensation Committee

                                             Peter G. Allen (Chairman)
                                             John C. Argue
                                             John A. Gavin
                                             Carl C. Gregory, III

         The foregoing Compensation Committee report shall not be deemed to be "soliciting material" or to be filed with the Securities and Exchange Commission ("SEC") nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates it by reference into such filing.

                         REPORT FROM THE AUDIT COMMITTEE

         The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. In fulfilling its oversight responsibilities, the committee reviewed and discussed with management the audited financial statements to be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000. In performing its review, the committee discussed the propriety of the application of accounting principles by the Company, the reasonableness of significant judgements and estimates used in the preparation of the financial statements, and the clarity of disclosures in the financial statements.

         The committee reviewed and discussed with the independent auditor, Deloitte & Touche LLP, its opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States. Included in this discussion were the matters required by Statement on Auditing Standards No. 61, "Communication with Audit Committees", as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants, which included its judgment as to the propriety of the application of accounting principles by the Company.

         The committee received the written communications from the independent auditor regarding its independence from the Company as required by the Independence Standards Board's Standard No. 1, "Independence Discussions With Audit Committees", and discussed that matter with the independent auditor.

         The committee discussed with the Company's independent auditors the overall scope, plans and results of its audit. The committee met with the independent auditors, with and without management present, to discuss the results of its audit, its evaluation of the Company's internal controls, and the overall quality of the Company's financial reporting process.

         Based on the above reviews and discussions, the committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

                                                  The Audit Committee

                                                  John A. Gavin (Chairman)
                                                  Peter G. Allen
                                                  John C. Argue
                                                  Carl C. Gregory, III

         The foregoing Audit Committee report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specially incorporates it reference into such filing.

                   TOTAL RETURN COMPARISON SINCE COMMENCEMENT
                        OF OPERATIONS (DECEMBER 4, 1997)
                            THROUGH DECEMBER 31, 2000

         The following graph shows a comparison of total stockholder return for holders of our common stock from December 4, 1997 through December 31, 2000 compared with the S&P Composite 500 Stock Index and the Bloomberg Mortgage REIT Index. This graph is presented pursuant to SEC rules. The stock price information depicted in the following graph is not necessarily indicative of future performance. The graph provides the cumulative value of a $100 investment on December 4, 1997 plus the reinvestment of dividends.

[Please Build Chart from Data Points.]

                   Apex Mortgage Capital, Inc.
------------------
------------------ S&P Composite 500 Stock Index
 .................. Bloomberg Mortgage REIT Index


                                           12/4/97         12/31/97         12/31/98        12/31/99        12/31/00
                                           -------         --------         --------        --------        --------

Apex Mortgage Capital, Inc.                   $100         $ 93.60           $  71.09       $  86.84         $ 70.88
S&P Composite 500 Index                        100           99.83             128.37         155.38          141.24
Bloomberg Mortgage REIT Index                  100           88.98              72.80          76.70           85.69


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          In addition to being Chairman and a director of the Company, Mr. Stern is Chairman and a director of the Manager. Mr. Barach, in addition to being President, Chief Executive Officer and a director of the Company is also a Group Managing Director of the Manager. Mr. Gundlach, the Vice Chairman and Chief Investment Officer of the Company, is also a Group Managing Director of the Manager. Mr. Osborne, in addition to being Executive Vice President, Chief Operating Officer and Chief Financial Officer of the Company, is a Managing Director of the Manager. Mr. Galligan, Senior Vice President of the Company, is also a Managing Director of the Manager. Mr. Cahill, Secretary of the Company, is also General Counsel, Secretary and a Managing Director of the Manager.

         The Manager will receive annual base management compensation based on the Average Net Invested Capital of the Company, payable monthly in arrears, equal to 3/4 of 1% of Average Net Invested Capital. "Average Net Invested Capital" means the month end sum of (i) the Company's total shareholders' equity computed in accordance with generally accepted accounting principles, plus (ii) any unsecured debt approved for inclusion by the Unaffiliated Directors at issuance, plus or minus (iii) an adjustment to exclude the impact of any unrealized gains, losses or other items that do not affect realized net income. For the year ended December 31, 2000, the Manager received a base management fee of $512,000 from the Company.

         The Manager shall also be entitled to receive as incentive compensation for each fiscal quarter, an amount equal to 30% of the Net Income of the Company, before incentive compensation, in excess of the amount that would produce an annualized Return on Equity equal to the Ten-Year U.S. Treasury Rate plus 1%. The incentive compensation calculation and payment will be made quarterly in arrears. The term "Return on Equity" is calculated for any quarter by dividing the Company's Net Income for the quarter by its Average Net Worth for the quarter. For purposes of calculating the incentive compensation payable, the definition "Return on Equity" is not related to the actual distributions received by shareholders or to an individual investor's actual return on investment. For such calculations, the "Net Income" of the Company means the taxable income of the Company (including net capital gains, if any) before the Manager's incentive compensation, net operating loss deductions arising from losses in prior periods and deductions permitted by the Internal Revenue Code of 1986, as amended, in calculating taxable income for a REIT plus the effects of adjustments, if any, necessary to record hedging and interest transactions in accordance with generally accepted accounting principles. A deduction for all of the Company's interest expenses for borrowed funds is taken into account in calculating Net Income. "Average Net Worth" for any period means the arithmetic average of the sum of the gross proceeds from the offerings of its equity securities by the Company, before deducting any underwriting discounts and commissions and other expenses and costs relating to the offerings, plus the Company's retained earnings (without taking into account any losses incurred in prior periods) computed by taking the average of such values at the end of each month during such period, minus the cumulative amounts paid by the Company to repurchase its shares. For the Year Ended December 31, 2000 the Manager did not receive any incentive compensation.

                                  ANNUAL REPORT

         This proxy statement is accompanied by the mailing of the Annual Report to Shareholders for the fiscal year ended December 31, 2000, which contains financial and other information about the activities of the Company.

         THE COMPANY WILL FURNISH TO A SHAREHOLDER, WITHOUT CHARGE, A COPY OF ITS MOST RECENT ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION (FORM 10-K) UPON RECEIPT OF A WRITTEN REQUEST TO INVESTOR RELATIONS, APEX MORTGAGE CAPITAL, INC., 865 SOUTH FIGUEROA STREET, LOS ANGELES, CALIFORNIA 90017.

                          PROPOSALS OF SECURITY HOLDERS

         Notice is hereby given that any shareholder proposal intended to be presented at the Annual Meeting of Shareholders in 2002 must be received at the Company's principal office on or before December 31, 2001. Any shareholder proposed received after this date will be considered untimely. Shareholder proposals may be included in next year's proxy statement if they comply with certain rules and regulations promulgated by the SEC.

                                            By Order of the Board of Directors



                                            /s/ Michael E. Cahill
                                            ----------------------------
                                            Michael E. Cahill

Los Angeles, California
April 30, 2001

                                    EXHIBIT A

                           APEX MORTGAGE CAPITAL, INC.

                             AUDIT COMMITTEE CHARTER


The Audit Committee is appointed by the Board to assist the Board in monitoring
(i) the reasonableness of the financial statements of the Company, (ii) the compliance by the Company with regulatory requirements applicable to the financial statements, and (iii) the independence and performance of the Company's independent auditors.

The members of the Audit Committee shall consist of no fewer than three members, and shall meet the independence and experience requirements of the New York Stock Exchange.

The following functions shall be common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

The Audit Committee shall:

1.       Make periodic reports to the Board.

2.       Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

3.       Review with management and the independent auditors the annual audited financial statements to be included in the Company's Annual Report on Form 10-K to be filed with the Securities and Exchange Commission ("SEC") (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K), including accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

4.       Review with management significant judgements made in connection with the preparation of the Company's financial statements.

5.       Review with management and the independent auditor, as a Committee, through the Committee Chairman or his designee, the Company's quarterly earnings prior to the release of quarterly financial results.

6.       With the Board, evaluate the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

7.       Review the range of estimated costs of audit and non-audit services performed by the independent auditor.

8.       Receive annual reports from the independent auditor regarding the auditor's independence, discuss such reports with the auditor, and if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor.

9.       Discuss with the independent auditor the matters required to be discussed by the Statement on Auditing Standards ("SAS") No. 61 (as amended by SAS No. 90) issued by the Auditing Standards Board, relating to the conduct of the audit.

10.      Recommend to the Board the appointment of the independent auditor, which firm is accountable to the Audit Committee and the Board

11.      Approve the Audit Committee report required by the rules of the SEC to be included in the Company's annual proxy statements.

12.      Meet at least annually with (i) the Company's Chief Financial Officer and (ii) the independent auditor in a separate executive session.

Although the Audit Committee has oversight responsibility and the authority set forth in this Charter, it is not the duty or responsibility of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management.

                           APEX MORTGAGE CAPITAL, INC.

                                      PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

           IN CONJUNCTION WITH THE 2001 ANNUAL MEETING OF SHAREHOLDERS

         The undersigned hereby appoints PHILIP A. BARACH and MARC I. STERN proxies with power to act without the other and with full power of substitution, and hereby authorizes them to represent and vote the shares of Common Stock of Apex Mortgage Capital, Inc. held of record by the undersigned on April 30, 2001, as directed on the reverse side and, in their discretion, on all other matters which may properly come before the 2001 Annual Meeting of Shareholders to be held on June 19, 2001, and at any adjournment or postponement thereof, as if the undersigned were present and voting at the meeting.

         Whether or not you expect to attend the meeting, you are urged to execute and return this proxy, which may be revoked at any time prior to its use.

PROPOSAL NO. 1: THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES. PROXIES RECEIVED WILL BE VOTED FOR EACH OF THE NOMINEES UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THE PROXY. ANY RECEIVED PROXY THAT DOES NOT WITHHOLD AUTHORITY TO VOTE FOR THE ELECTION OF ANY NOMINEE SHALL BE DEEMED TO GRANT SUCH AUTHORITY.

PROPOSAL NO. 2: THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS ITEM. PROXIES RECEIVED WILL BE VOTED FOR THIS ITEM UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THE PROXY.

IN ADDITION, PROXIES RECEIVED WILL BE VOTED IN THE PROXIES' DISCRETION ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE 2001 ANNUAL MEETING.

Unless contrary instructions are given on the reverse, this Proxy shall be voted according to the recommendations of the Board of Directors.

(continued and to be dated and signed on the reverse side)

                                                APEX MORTGAGE CAPITAL, INC.
                                                P.O. BOX 11444
                                                NEW YORK, N.Y. 10203-0444

PROPOSAL NO. 1:
ELECTION OF DIRECTORS

                 AUTHORITY GIVEN [ ]   AUTHORITY WITHHELD [ ]    ABSTAIN [ ]

           AUTHORITY GIVEN, EXCEPT AUTHORITY TO VOTE IS WITHHELD FROM THE FOLLOWING NOMINEE(S):

     -----------------------------------------------------------------------

Authority to elect the following two (2) named Nominees to the Board of Directors to hold office until the Annual Meeting of Stockholders in 2004 and until their respective successors are duly elected and qualified.

         NOMINEES:         John A. Gavin             Marc I. Stern

(The Board of Directors recommends a vote FOR each of the Nominees.)

PROPOSAL NO. 2:
APPOINTMENT OF INDEPENDENT ACCOUNTANTS      FOR [ ]   AGAINST [ ]   ABSTAIN [ ]

(The Board of Directors recommends a vote FOR.)

The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and of the Proxy Statement.

                                        I/WE PLAN TO
                                        ATTEND THE MEETING         [ ]

                                        Change of Address and/or
                                        Comments Mark Here         [ ]

                                        Please print name(s) exactly as it/they
                                        appear of record in connection with
                                        those shares over which you have voting
                                        authority. Joint owners should each sign personally. Where applicable, indicate your official position or representation capacity.


                                        Dated:                           , 2001
                                              ---------------------------

                                        ---------------------------------------
                                        Signature(s)


                                        ---------------------------------------
                                        Print Names(s)


(PLEASE SIGN, DATE AND RETURN THIS      VOTES MUST BE INDICATED (X) IN BLACK
PROXY IN THE ENCLOSED POSTAGE PREPAID
ENVELOPE)                               OR BLUE INK.                      /X/